UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒
Filed by a party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12
The Ultimate Software Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒  No fee required.

☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐  Fee paid previously with preliminary materials.

☐  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

This Schedule 14A filing consists of the communication described below relating to the proposed acquisition of The Ultimate Software Group, Inc., a Delaware corporation (“Ultimate Software” or the “Company”) by Unite Parent Corp., a Delaware corporation (“Parent”) and proposed merger of Ultimate Software with Unite Merger Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Merger Sub”), pursuant to the terms of an Agreement and Plan of Merger, dated February 3, 2019, by and among the Company, Parent and Merger Sub.  Parent is a newly-formed entity that will be owned by an investor group.

The following communication is an excerpt from the transcript of the Company’s quarterly “State of Ultimate” video broadcast to Ultimate’s employees, during which the proposed acquisition was discussed. The video broadcast was hosted by Ultimate’s Chief Technology Officer, Adam Rogers, and Chief Services Officer, Julie Dodd, and was first made available on February 15, 2019.

Additional Information and Where to Find It
 This communication relates to the proposed merger involving The Ultimate Software Group, Inc. (“Ultimate” or the “Company”).  In connection with the proposed merger, Ultimate Software will file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including the Company’s proxy statement on Schedule 14A (the “Proxy Statement”).  This communication is not a substitute for the Proxy Statement or any other document that Ultimate Software may file with the SEC or send to its stockholders in connection with the proposed merger.  BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF ULTIMATE SOFTWARE ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.  Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s website, www.sec.gov, and the Company’s website, https://www.ultimatesoftware.com/.  In addition, the documents (when available) may be obtained free of charge by directing a request to Mitch Dauerman by email at mitch_dauerman@ultimatesoftware.com or by calling 954-331-7069.

Participants in the Solicitation
 The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Ultimate Software common stock in respect of the proposed merger.  Information about the directors and executive officers of Ultimate Software is set forth in the proxy statement for the Company’s 2018 annual meeting of stockholders, which was filed with the SEC on April 2, 2018, and in other documents filed by Ultimate Software with the SEC.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in respect of the proposed merger when they become available.

Cautionary Statements Regarding Forward-Looking Information
 Certain statements contained in this communication may constitute “forward-looking statements.”  These forward-looking statements may be identified by terms such as “plan to,” “designed to,” “allow,” “will,” “can,” “expect,” “estimates,” “believes,” “intends,” “may,” “continues,” “to be” or the negative of these terms, and similar expressions intended to identify forward-looking statements.  These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to differ materially from those expressed or implied by such forward-looking statements, and reported results should not be considered as an indication of future performance.  These risks, uncertainties and other factors include, but are not limited to, risks related to the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the failure to obtain Ultimate Software stockholder approval of the merger or the failure to satisfy any of the other conditions to the completion of the merger; the effect of the announcement of the merger on the ability of Ultimate Software to retain and hire key personnel and maintain relationships with its clients, providers, partners and others with whom it does business, or on its operating results and businesses generally; risks associated with the disruption of management’s attention from ongoing business operations due to the merger; the ability to meet expectations regarding the timing and completion of the merger; and other factors described in the Company’s Form 10-K for the year ended December 31, 2017, as filed with the SEC, and in other reports filed by the Company with the SEC from time to time. You are cautioned not to unduly rely on these forward-looking statements, which speak only as of the date of this communication.  Unless required by law, Ultimate Software undertakes no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this communication or to report the occurrence of unanticipated events.

Transcript From State of Services and PDIS (Excerpt)
Adam Rogers
February 15, 2019

We hit our fifth championship of $1B in revenue. This is the third year in a row we earned a top ten spot in best places to work and then eleven days ago, you all wake up to these headlines. So I know—well, I was really guessing—but I know that every one of you kind of woke up and thought to yourself, “What do I even think of this? Is this good? I don’t even understand.”

I'm sure at this point, you've read Scott’s email and the FAQs that went with it. So we have a couple of slides here. But if you came here waiting for this deep analysis or what opinion Julie and I have around this whole event, we’re just going to keep it really, really simple for you. Here's how to summarize it: This is a really good thing. It’s a really good thing.

We will spend less time, less money [not] being a public company, and really more importantly, we aren’t subject to the short-term focus, quarter over quarter, that is typical on Wall Street. There's really almost a maniacal focus on your operating expenses, your operating margin, versus kind of a longer-term view of your world. And that is important for us. That’s important for us because it allows us to do what we've always been trying to do and have been doing as well as we can: Really focusing on building a great business, to last.

It'll give us much more freedom to think about long term investments. And what they mean to our business, and what we get to do with a partner. This is a partner that really not only understands our culture but understands and believes in it and that it is a primary driver of what makes us successful and makes us such a great investment for them. That is by far the hardest part in doing something like that.

So, all that being said, I have to say this very specifically, because of what's going on. But, this is a big deal. It is subject to stockholder vote. And it'll go through the standard regulatory procedures required to make such a change.

What that means is that, while we’re — not only Julie and I, but in general as a company — typically and naturally extremely transparent around things that are going on and the details around it, I hope you all understand that we have to, and we must, follow the right process as we go through this. What that really means is that we can't discuss a whole lot more about the transaction at this time, but I'll leave you with this: It’s good. We are extremely excited about it and we can't wait to tell you more about what this will mean, in probably about 60 or so days from now.

So, back to our already-scheduled program.

***

Slides from State of Services and PDIS
February 15, 2019

Monday, Feb. 4, 2019

The New York Times

Equity Firm Buys Ultimate Software for $11 Billion

THE WALL STREET JOURNAL.

MARKETS | DEALS

Investor Group Buys Ultimate Software for $11 Billion

Private-equity firm Hellman & Friedman leads acquisition of company that makes human-resources products

 Monday, Feb. 4, 2019

 …this is a good thing!  Focus on building a great business…to last